Exhibit 10.2

Execution Version

CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”), dated as of March 6, 2023 is by and among Vistra Operations Company LLC, a Delaware limited liability company (“Parent”), and the Persons set forth on the signature pages hereto (each, “Investor”). Each of Parent and Investors are sometimes individually referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, on the date hereof, Parent, Black Pen Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and Energy Harbor Corp., a Delaware corporation (the “Company”), entered into that certain Transaction Agreement (as may be amended, restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”), pursuant to which Merger Sub will merge with and into the Company with the Company surviving the Merger as an indirect subsidiary of Parent;

WHEREAS, Parent and its Affiliates are engaged in the business of investing in, developing, owning and operating (i) renewable energy assets, including solar and energy storage systems, (ii) nuclear generating facilities and (iii) a retail business;

WHEREAS, prior to the Closing, Parent will form a Delaware limited liability company as an indirect wholly owned subsidiary of Parent (“JV Co”);

WHEREAS, prior the Closing, Parent will form a Delaware limited liability company as a direct or indirect wholly owned subsidiary of Parent (“EH Aggregator”);

WHEREAS, Investors currently own certain shares of Company Common Stock;

WHEREAS, subject to the terms and conditions of this Agreement and immediately prior to the Effective Time, (i) each Investor will contribute, transfer and assign to EH Aggregator all of such Investor’s right, title and interest in and to the Contributed EH Shares in exchange for (x) the EH Aggregator Interests plus (y) the right to receive the Per Share Additional Merger Consideration in respect of each Contributed EH Share if and when payable in accordance with the terms and conditions of the Transaction Agreement, and (ii) EH Aggregator will accept the contribution of the Contributed EH Shares and, in exchange therefor, will issue the EH Aggregator Interests to such Investor;

WHEREAS, subject to the terms and conditions of this Agreement and immediately following the contribution contemplated above and prior to the Effective Time, EH Aggregator will (i) contribute, transfer and assign all of EH Aggregator’s right, title and interest in and to the Contributed EH Shares received pursuant to the contribution contemplated above, together with all other shares of Company Common Stock contributed to EH Aggregator pursuant to all other Rollover Agreements, to JV Co in exchange for the JV Co Interests, and (ii) JV Co will accept the contribution of the Contributed EH Shares and such other shares of Company Common Stock and, in exchange therefor, will issue to EH Aggregator the JV Co Interests; and

WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement, Investors will enter into the EH Aggregator LLC Agreement and in connection with the Closing, Parent, EH Aggregator and certain other Persons will enter into the JV Co LLC Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements contained herein and in reliance on the representations and warranties herein and for other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.	CONTRIBUTIONS.

1.1	Definitions. Capitalized terms used but not herein defined shall have the meanings ascribed to them in Exhibit A hereto or, if not defined in Exhibit A hereto, in the Transaction Agreement.

1.2

Formation of EH Aggregator and JV Co. Prior to the consummation of the transactions contemplated by this Agreement, Parent shall form EH Aggregator and JV Co by filing a certificate of formation with the Secretary of State of the State of Delaware for each of EH Aggregator and JV Co. After the formation of the EH Aggregator and at least thirty (30) days prior to the Closing, the Investors shall inform Parent if they desire to make an election on Internal Revenue Service Form 8832 for EH Aggregator to be taxed as a corporation for U.S. federal income tax purposes, in which case Parent shall cause EH Aggregator to file such election with an effective date prior to the Closing Date (a “Blocker Election”).

1.3	Effectiveness of Contributions. The Contributions shall be effective, in the sequence set forth herein, at the Rollover Closing.

1.4

Contribution and Exchange. Subject to the terms and conditions of this Agreement, on the Closing Date immediately prior to the Effective Time (the “Rollover Closing” and such date the “Rollover Closing Date”), Parent shall cause EH Aggregator (prior to the First Contribution) and JV Co to take the actions specified herein to be taken by EH Aggregator and JV Co, respectively, and from and after the First Contribution, Investors shall cause EH Aggregator to take the actions specified hereto to be taken by EH Aggregator:

1.4.1

First Contribution. Each Investor agrees to (i) contribute, transfer and assign to EH Aggregator, free and clear of all Liens, other than transfer restrictions of general applicability arising under the Securities Act of 1933 (the “Securities Act”) and other applicable securities Laws, such Investor’s Contributed EH Shares (the “First Contribution”) in exchange for (x) the EH Aggregator Interests plus (y) the right to receive the Per Share Additional Merger Consideration in respect of each Contributed EH Share if and when payable in accordance with the terms and conditions of the Transaction Agreement, and (ii) deliver to EH Aggregator any documents and instruments as reasonably may be necessary or appropriate to vest in EH Aggregator good and marketable title in and to the Contributed EH Shares free and clear of all free and clear of all Liens, other than transfer restrictions under the EH Aggregator LLC Agreement or of general applicability arising under the Securities Act and other applicable securities Laws. Effective as of the consummation of the First Contribution, Parent shall withdraw as a member of EH Aggregator.

1.4.2

Issuance of EH Aggregator Interests. Parent shall cause EH Aggregator, in connection with the First Contribution, in exchange for (and conditioned upon) each Investor’s contribution of the Contributed EH Shares to EH Aggregator, to issue to such Investor, free and clear of all Liens other than transfer restrictions under the EH Aggregator LLC Agreement or of general applicability arising under the Securities Act and other applicable securities Laws, the EH Aggregator Interests.

1.4.3	EH Aggregator LLC Agreement. In connection with the First Contribution, at the Rollover Closing, each Investor agrees to enter into the EH Aggregator LLC Agreement.

1.4.4

Second Contribution. Immediately following the First Contribution, EH Aggregator agrees to (i) contribute, transfer and assign to JV Co, free and clear of all Liens, other than transfer restrictions under the EH Aggregator LLC Agreement or of general applicability arising under the Securities Act and other applicable securities Laws, the Contributed EH Shares received by it in the First Contribution in exchange for the JV Co Interests as contemplated by Section 1.4.5 (the “Second Contribution” and together with the First Contribution, the “Contributions”) and (ii) deliver to JV Co any documents and instruments as reasonably may be necessary or appropriate to vest in JV Co good and marketable title in and to the Contributed EH Shares free and clear of all Liens, other than transfer restrictions under the JV Co LLC Agreement or of general applicability arising under the Securities Act and other applicable securities Laws. For the avoidance of doubt, each Investor’s right to receive the Per Share Additional Merger Consideration in respect of each Contributed EH Share if and when payable in accordance with the terms and conditions of the Transaction Agreement shall be retained by such Investor and shall not be affected by the Second Contribution (it being understood and agreed that any such Per Share Additional Merger Consideration shall be paid directly to each Investor in accordance with the Transaction Agreement).

1.4.5

Issuance of JV Co Interests. Parent shall cause JV Co, in connection with the Second Contribution, in exchange for (and conditioned upon) EH Aggregator’s contribution of the Contributed EH Shares to JV Co and the contribution of all other shares of Company Common Stock contemplated to be contributed to JV Co by EH Aggregator pursuant to all other Rollover Agreements to which EH Aggregator is a party, to issue to EH Aggregator, free and clear of all Liens other than transfer restrictions under the JV Co LLC Agreement or of general applicability arising under the Securities Act and other applicable securities Laws, the JV Co Interests.

1.4.6	JV Co LLC Agreement. In connection with the Second Contribution, EH Aggregator will enter into the JV Co LLC Agreement.

1.5	Conditions.

1.5.1

The obligations of Parent to consummate (and to cause EH Aggregator, prior to the First Contribution, and JV Co to consummate), the Rollover Closing are subject to the fulfillment (or waiver by Parent in writing) of the following conditions:

(a)

The representations made by Investors in Section 3 of this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Rollover Closing Date;

(b)

All covenants, agreements and conditions contained in this Agreement to be performed by Investors and, from and after the First Contribution, EH Aggregator on or prior to the Rollover Closing shall have been performed or complied with in all material respects;

(c)

The consummation of the Merger and the other transactions contemplated by the Transaction Agreement (other than the VZ Contribution, which shall have been consummated prior to the Rollover Closing) shall be occurring immediately after the Rollover Closing;

(d)	Parent shall have received from EH Aggregator and each Investor a duly completed and executed IRS Form W-9;

(e)

Investors shall have executed the EH Aggregator LLC Agreement as of the First Contribution and such EH Aggregator LLC Agreement shall not have been amended, restated, modified, supplemented, or terminated as of the Rollover Closing;

(f)	EH Aggregator shall have executed the JV Co LLC Agreement as of the Second Contribution;

(g)

The consummation of the transactions contemplated by all of the Rollover Agreements shall not cause JV Co (i) to be treated as a “publicly traded partnership” or be taxed as a corporation pursuant to Section 7704 of the Code, (ii) in the reasonable judgment of Parent, to fail to qualify for the safe harbor in Treasury Regulations Section 1.7704-1(h), determined by (A) substituting “80 partners” for “100 partners” in Treasury Regulations Section 1.7704-1(h)(ii) and (B) treating equityholders in each Person that holds JV Co Class B Units that is a partnership, grantor trust or S corporation for U.S. federal income tax purposes as if they were members of JV Co, or (iii) to be subject to regulation under the 1940 Act, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; and

(h)

Parent shall have received a certificate signed on behalf of Investors (without personal liability) by an investment adviser or sub-adviser of Investors stating that the conditions specified in Section 1.5.1(a) and Section 1.5.1(b) have been satisfied.

1.5.2	The obligations of each Investor to consummate the Rollover Closing are subject to the fulfillment (or waiver by such Investor in writing) of the following conditions:

(a)

The representations made by Parent in Section 2 of this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Rollover Closing Date follows; provided, however, that Parent makes no representation or warranty with respect to EH Aggregator with respect to any matter from and after the First Contribution;

(b)

All covenants, agreements and conditions contained in this Agreement to be performed by Parent and, prior to the First Contribution, EH Aggregator on or prior to the Rollover Closing Date shall have been performed or complied with in all material respects;

(c)

There shall not be in force any injunction or order of any court or administrative agency of competent jurisdiction enjoining or prohibiting the consummation of the transactions contemplated by this Agreement or the Transaction Agreement;

(d)

The consummation of the Merger and the other transactions contemplated by the Transaction Agreement (other than the VZ Contribution, which shall have been consummated prior to the Rollover Closing) shall be occurring immediately after the Rollover Closing; and

(e)

Investors shall have received a certificate signed on behalf of Parent (without personal liability) by an authorized officer of Parent stating that the conditions specified in Section 1.5.2(a) and Section 1.5.2(b) have been satisfied.

1.6

Termination. This Agreement shall be void and of no force and effect and all rights and obligations of the Parties hereunder shall terminate without any further liability on the part of any Party in respect thereof upon the earliest to occur of (i) such date and time as the Transaction Agreement shall be terminated pursuant to Article VII thereof and (ii) the mutual written agreement of each of the Parties hereto to terminate this Agreement; provided, that nothing herein will relieve any Party from liability for damages to the extent such liability results from a Willful and Material Breach or Fraud by such Party and the provisions of this Section 1.6, Article 4 and Exhibit A shall survive any termination of this Agreement.

1.7

Alternative Structure. The Parties acknowledge that each Investor may engage in further evaluation as to how it wishes to structure its direct or indirect ownership of JV Co Interests. Accordingly, from the date hereof until the Rollover Closing (or the earlier termination of this Agreement pursuant to Section 1.6), Parent shall cooperate in good faith with Investors (which may include negotiating in good faith appropriate modifications to this Agreement) to implement any modifications to the structure of the Contributions contemplated hereby to the extent reasonably requested by Investors; provided that no such modification shall result in (a) the failure of the condition set forth in Section 1.5.1(g) or (b) any Disqualified Person or Excluded Party becoming a holder of interests in JV Co or, in the event EH Aggregator is treated as a partnership for U.S. federal income tax purposes, EH Aggregator; provided, however, that any amendment, modification, restatement or supplement of this Agreement shall be made only by written instrument executed by each of the Parties.

2.	PARENT REPRESENTATIONS, WARRANTIES, AGREEMENTS, ACKNOWLEDGEMENTS AND COVENANTS

2.1

Representations and Warranties. In connection with the Contributions and the other transactions related thereto or contemplated hereby, Parent represents and warrants to Investors as of the date hereof and as of the Rollover Closing as follows; provided, however, that Parent makes no representation or warranty with respect to EH Aggregator with respect to any matter from and after the First Contribution:

(a)

Organization; Good Standing. Parent is, and each of EH Aggregator and JV Co when formed will be, duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized.

(b)

Authorization, etc. Parent has the limited liability company power and authority to execute, deliver and perform this Agreement and Parent’s execution, delivery and performance of this Agreement has been authorized by all necessary limited liability company action on its behalf, and this Agreement is Parent’s legal, valid and binding obligation, enforceable against it in accordance with this Agreement’s terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity. As of the Rollover Closing, each of EH Aggregator and JV Co will have the limited liability company power and authority to issue the EH Aggregator Interests and the JV Co Interests, respectively, as contemplated hereunder and the issuance of the EH Aggregator Interests and the JV Co Interests will have been authorized by all necessary limited liability company action on behalf of EH Aggregator and JV Co, respectively.

(c)

EH Aggregator Interests; JV Co Interests. The EH Aggregator Interests, when issued in accordance with this Agreement at the First Contribution in exchange for the Contributed EH Shares, and the JV Co Interests, when issued in accordance with this Agreement at the Second Contribution in exchange for the Contributed EH Shares and the other shares of Company Common Stock contributed to JV Co by EH Aggregator pursuant all other Rollover Agreements, will have been duly authorized, validly issued, fully paid and non-assessable (except as non-assessability may be limited under the Delaware Limited Liability Company Act).

(d)

Compliance with Laws and Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of each obligation of Parent hereunder will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to Parent, or any agreement or other instrument to which Parent is a party or by which Parent or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to Parent’s business, in each case except where such conflict, violation or default could not reasonably be expected to have a material adverse effect on Parent’s ability to consummate the transactions contemplated hereby.

(e)

NO RELIANCE. THE PARTIES ACKNOWLEDGE AND AGREE THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY PARENT IN THIS SECTION 2.1, NEITHER PARENT NOR ANY OF ITS AFFILIATES MAKES ANY OTHER REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED), AND PARENT DISCLAIMS, AND INVESTORS AND THEIR AFFILIATES HAVE NOT RELIED UPON, ANY OTHER REPRESENTATIONS.

3.	INVESTORS’ REPRESENTATIONS, WARRANTIES, AGREEMENTS, ACKNOWLEDGEMENTS AND COVENANTS

3.1

Representations and Warranties. In connection with the Contributions and the other transactions related thereto or contemplated hereby, each Investor, severally and not jointly, represents and warrants to Parent as of the date hereof and as of the Rollover Closing as follows; provided, however, that Investors make no representation or warranty with respect to EH Aggregator with respect to any matter prior to the First Contribution; provided, further, that no Investor makes any representation or warranty with respect to any other Investor:

(a)

Investment Intention; Securities Laws. Such Investor (a) understands and has taken cognizance of all the risk factors related to the investment in EH Aggregator and JV Co, (b) has been granted the opportunity to ask questions of, and receive satisfactory answers from, representatives of Parent concerning the terms and conditions of the investment in EH Aggregator and JV Co and has had the opportunity to obtain and has obtained any additional information that such Investor deems necessary regarding the investment in EH Aggregator and JV Co, and (c) has relied solely upon (i) the representations set forth in this Agreement, and (ii) such Investor’s own independent investigations conducted by such Investor’s own independent advisors in connection with the accuracy or sufficiency of such information or such Investor’s investment decision. Such Investor acknowledges that such Investor’s investment in EH Aggregator and EH Aggregator’s investment in JV Co are intended to be exempt from registration by virtue of Section 4(2) of the Securities Act. Each of such Investor and EH Aggregator has the financial ability to bear the economic risk of this investment and such Investor is acquiring the EH Aggregator Interests, and EH Aggregator is acquiring the JV Co Interests, in each case solely for its own account, for investment and not with a view toward resale or other distribution in violation of the Securities Act, and such Investor understands that such EH Aggregator Interests and JV Interests may not be disposed of by such Investor or EH Aggregator in contravention of the EH Aggregator LLC Agreement, the JV Co LLC Agreement, the Securities Act or any applicable state securities laws.

(b)

Accredited Investor. Each of such Investor and, as of the First Contribution, EH Aggregator is an “accredited investor,” as that term is defined in Regulation D under the Securities Act, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the EH Aggregator Interests and the JV Co Interests, respectively.

(c)	Organization; Good Standing. Such Investor has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction where it is organized.

(d)

Authorization of Acquisition, etc. Such Investor has the full power and authority to execute, deliver and perform this Agreement and to acquire the EH Aggregator Interests issued to such Investor hereunder and, as of the First Contribution, EH Aggregator has the full limited liability company power and authority to acquire the JV Co Interests issued to EH Aggregator hereunder. The execution, delivery and performance of this Agreement by such Investor have been authorized by all necessary action on such Investor’s behalf, and this Agreement is such Investor’s legal, valid and binding obligation, enforceable against such Investor in accordance with this Agreement’s terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity.

(e)

Compliance with Laws and Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of each obligation of such Investor and, from and after the First Contribution, EH Aggregator hereunder will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to such Investor or EH Aggregator, or any agreement or other instrument to which such Investor or EH Aggregator is a party or by which such Investor or EH Aggregator or any of their respective properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to such Investor’s or EH Aggregator’s respective business, in each case except where such conflict, violation or default could not reasonably be expected to have a material adverse effect on such Investor’s or EH Aggregator’s ability to consummate the acquisition of the EH Aggregator Interests or the JV Co Interests, respectively, contemplated hereby.

(f)

Contributed EH Shares. At all times prior to the First Contribution, such Investor is the sole record and beneficial owner of the Contributed EH Shares, free and clear of all Liens, other than transfer restrictions under the Company Charter Documents or of general applicability arising under the Securities Act and other applicable securities Laws. As of the First Contribution, EH Aggregator is the sole record and beneficial owner of the Contributed EH Shares, free and clear of all Liens, other than transfer restrictions under the Company Charter Documents or of general applicability arising under the Securities Act and other applicable securities Laws. As of the First Contribution, EH Aggregator will acquire the Contributed EH Shares free and clear of all Liens, other than transfer restrictions under the Company Charter Documents or of general applicability arising under the Securities Act and other applicable securities Laws and as of the Second Contribution JV Co will acquire the Contributed EH Shares free and clear of all Liens, other than transfer restrictions under the Company Charter Documents or of general applicability arising under the Securities Act and other applicable securities Laws.

(g)

Litigation. There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or, to such Investor’s knowledge, threatened against or affecting such Investor (or, from and after the First Contribution, EH Aggregator) or any of their respective properties or rights, or their respective ability to consummate the transactions contemplated under this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against such Investor (or, from and after the First Contribution, EH Aggregator) or their respective properties or rights and affecting their respective ability to consummate the transactions contemplated under this Agreement.

(h)

Independent Investigation. Such Investor (on behalf of itself and EH Aggregator) acknowledges and agrees that neither Parent nor any of its Affiliates is advising such Investor, EH Aggregator or any of their respective Affiliates as to any tax, legal, investment, accounting or regulatory matters in any jurisdiction, and Parent shall not have any responsibility or liability to such Investor, EH Aggregator or any of their respective Affiliates with respect thereto. Such Investor (on behalf of itself and EH Aggregator) acknowledges and agrees that such Investor has consulted (or has been afforded the opportunity to consult) with such Investor’s own advisors concerning such matters and shall be responsible for making such Investor’s own independent investigation and appraisal of the transactions contemplated by this Agreement, and neither Parent nor its Affiliates shall have responsibility or liability to such Investor, EH Aggregator or their respective Affiliates with respect thereto.

(i)

Regulatory Matters. Neither such Investor nor, from and after the First Contribution, EH Aggregator is an “investment company” as that term is defined under the 1940 Act and each of such Investor and, from and after the First Contribution, EH Aggregator is a Qualified Purchaser (as defined in the JV Co LLC Agreement as if in effect).

(j)

No Disqualified Person. Neither such Investor (in the event that either (x) Investor becomes a direct holder of interests in JV Co or (y) Investor becomes an indirect holder of interests in JV Co through EH Aggregator that is treated as a partnership for U.S. federal income tax purposes) nor, from and after the First Contribution, EH Aggregator is a Disqualified Person (as defined in the JV Co LLC Agreement as if in effect) and, to the extent reasonably requested by Parent, such Investor and, from and after the First Contribution, EH Aggregator has provided evidence supporting its determination that it is not a Disqualified Person.

(k)

No Excluded Party. From and after the First Contribution, (i) the EH Aggregator LLC Agreement has not been, and will not be, amended, restated, modified, supplemented or terminated without the consent of JV Co, (ii) JV Co is a third-party beneficiary of such EH Aggregator LLC Agreement entitled to enforce the provisions thereof as if it were a party thereto, and (iii) EH Aggregator is not an Excluded Party (as defined in clause (b) of such definition in the JV Co LLC Agreement as if in effect).

(l)

Publicly Traded Partnership. Neither such Investor (in the event that such Investor becomes a direct holder of interests in JV Co) nor EH Aggregator is a partnership, grantor trust, or S corporation for U.S. federal income tax purposes, or if such Investor (in the event that such Investor becomes a direct holder of interests in JV Co) or EH Aggregator is such an entity, (i) 50% or less of the value of the ownership interest of any beneficial owner in such Investor or EH Aggregator, as applicable, is (and is currently expected to be during the term of JV Co) attributable to interests in JV Co owned by such Investor or EH Aggregator, as applicable, or (ii) permitting JV Co to satisfy the 100-partner limitation in Treasury Regulations Section 1.7704(h)(1)(ii) is not a principal purpose of its beneficial owners investing in JV Co through such Investor or EH Aggregator, as applicable.

(m)

Taxes. From and after the First Contribution, EH Aggregator will continue to be taxed as a partnership for U.S. federal income tax purposes, unless a Blocker Election is made, in which case the EH Aggregator will be and will continue to be taxed as a corporation for U.S. federal income tax purposes.

(n)

DISCLAIMER OF REPRESENTATIONS. THE PARTIES ACKNOWLEDGE AND AGREE THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 3.1, NEITHER SUCH INVESTOR NOR ANY OF ITS AFFILIATES MAKES ANY OTHER REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED), AND SUCH INVESTOR DISCLAIMS ANY OTHER REPRESENTATIONS.

3.2	Acknowledgements and Covenants.

(a)

In connection with the Contributions, and the other transactions related thereto or contemplated hereby, each Investor acknowledges, covenants and agrees as follows: Other than as contemplated by the Contributions or as expressly permitted by the Support Agreement to which such Investor is a party, such Investor agrees (and, from and after the First Contribution, agrees to cause EH Aggregator) not to sell or otherwise transfer any of the Contributed EH Shares or the EH Aggregator Interests or sell any other equity interests, options, warrants, calls, subscriptions or other rights in any of the Contributed EH Shares or the EH Aggregator Interests from the time such Investor executes this Agreement until the earlier of the consummation of the transactions contemplated by the Transaction Agreement and the termination of this Agreement in accordance with its terms.

(b)

Each Investor shall, upon request by Parent, reasonably promptly provide Parent with the tax basis of such Investor’s Contributed EH Shares as of the date of the Contributions and any other information reasonably requested by Parent in connection with the preparation and filing of JV Co’s tax returns.

(c)

Each Investor, on behalf of itself, EH Aggregator and any other beneficial owner of such Investor’s Contributed EH Shares, hereby (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that such Investor or EH Aggregator may have and (ii) agrees not to commence or participate in, assist or knowingly encourage, and to take all actions necessary to opt out of, any class in any class action with respect to, any action or claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Subsidiaries or Affiliates and each of their successors and assigns relating to the negotiation, execution or delivery of this Agreement or the Transaction Agreement or the consummation of the Merger, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Transaction Agreement (including any claim seeking to enjoin or delay the closing of the Merger) or (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Transaction Agreement or the transactions contemplated thereby; provided that nothing in this Section 3.2(c) shall restrict or prohibit such Investor or EH Aggregator (on behalf of such Investor) from asserting (x) its right to receive the Merger Consideration in accordance with the Transaction Agreement and the DGCL or (y) counterclaims or defenses in any proceeding brought or claims asserted against it by Parent, Merger Sub, the Company or any of their respective Subsidiaries or Affiliates and each of their successors and assigns relating to this Agreement or the Transaction Agreement, or from enforcing its rights under this Agreement. Such Investor has received and reviewed a copy of the Transaction Agreement. Such Investor understands and acknowledges that Parent and Merger Sub are entering into the Transaction Agreement in reliance upon such Investor’s execution, delivery and performance of this Agreement and the representations, warranties, covenants and other agreements of such Investor contained herein.

(d)

For United States federal (and applicable state and local) income tax purposes, the Parties intend that (i) the contribution of Company Common Stock by each Investor to EH Aggregator in exchange for the consideration set forth in Section 1.4.1 pursuant to this Agreement will, together with all other contributions of Company Common Stock to EH Aggregator pursuant to all other Rollover Agreements to which EH Aggregator is a party, be treated as a contribution of property to (A) if a Blocker Election is made, a corporation in exchange for an equity interest in a corporation and other property as described in Section 351(a) of the Code, or (B) if a Blocker Election is not made, a partnership in exchange for an equity interest in a partnership as described in Section 721(a) of the Code, and (ii) the contribution of shares of Company Common Stock by EH Aggregator to JV Co in exchange for equity interests of JV Co pursuant to this Agreement will be treated as a contribution of property to a partnership in exchange for an equity interest in a partnership as described in Section 721(a) of the Code.

(e)

Each Party hereby agrees to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the each other in doing all things necessary, proper or advisable under applicable Laws, to consummate and make effective, the Contributions and the other transactions contemplated hereunder, including negotiating in good faith and executing and delivering the EH Aggregator LLC Agreement and such other agreements, documents and instruments as may be agreed to reasonably by the Parties.

4.	MISCELLANEOUS

4.1

Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by electronic mail, overnight courier, or certified mail, return receipt requested, postage prepaid, to the Parties to this Agreement at the following addresses or to such other address as either Party to this Agreement shall specify by notice to the other:

If to Parent:	c/o Vistra Corp. 6555 Sierra Drive Irving, Texas 75039 Attention: Stephanie Zapata Moore E-mail:

with a copy to (which shall not constitute notice):	Latham & Watkins LLP 811 Main Street Suite 3700 Houston, TX 77002 Attention: Trina Chandler; Caroline Phillips; David Kurzweil E-mail:

If to an Investor:	The address set forth on the Investor’s signature page hereto.

All such notices and communications shall be deemed to have been received on the earlier of (i) the date of delivery and (ii) the third Business Day after the mailing thereof.

4.2

Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Parties to this Agreement or their respective spouses, successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

4.3

Waiver. Each Party hereto may by written notice to any other Party (a) extend the time for the performance of any of the obligations or other actions of the other Party under this Agreement; (b) waive compliance with any of the representations, warranties, acknowledgements or covenants of the other Party contained in this Agreement; and (c) waive or modify performance of any of the obligations of the other Party under this Agreement; provided that any such extensions, waivers or modifications shall only be effective against the Party giving the same. Except as provided in the first sentence of this Section 4.3, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the

Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. Except as provided in the first sentence of this Section 4.3, the waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver by such waiving Party of any preceding or succeeding breach and no failure by any Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party’s rights or privileges hereunder or shall be deemed a waiver of such Party’s rights to exercise the same rights at any subsequent time or times in any other context.

4.4	Amendment. This Agreement may be amended, restated, modified or supplemented only by a written instrument executed by each of the Parties.

4.5

Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party without the prior written consent of each other Party; provided, however, that this Agreement shall be assigned by any Investor in whole or in part in connection with and to the extent of any transfer of Contributed EH Shares permitted by and made in accordance with this Agreement and any Support Agreement to which such Investor is a party.

4.6	Governing Law; Jurisdiction.

4.6.1

Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 4.6 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 4.1; provided, however, that the foregoing shall not limit the right of a Party to effect service of process on the other party by any other legally available method.

4.6.2

This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Contributions in any court other than the aforesaid courts. Each of the Parties by this Agreement irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with Section 4.6.1, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. The Parties agree that a final trial court judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

4.7	Remedies.

4.7.1

The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in Section 4.6.2, without the necessity of proving the inadequacy of money damages as a remedy (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy or that posting security is required. Each of the Parties acknowledges and agrees that the right of specific enforcement is an integral part of the Contributions and without such right, none of the Parties would have entered into this Agreement.

4.7.2

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO ANY OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, OR LOST PROFITS, DIMINUTION IN VALUE, LOSSES CALCULATED BY REFERENCE TO ANY MULTIPLE OF EARNINGS OR EBITDA (OR OTHER VALUATION METHODOLOGY), DAMAGE TO REPUTATION OR LOSS OF GOODWILL, WHETHER BASED ON CONTRACT, TORT STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM THE OTHER PARTY’S OR ANY OF ITS AFFILIATES’ SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT; PROVIDED THAT THIS SECTION 4.7.2 SHALL NOT BE A LIMITATION ON ANY OBLIGATION WITH RESPECT TO A THIRD PARTY CLAIM RELATING TO SUCH OBLIGATION.

4.8

Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THE CONTRIBUTIONS. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4.8.

4.9

Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Contributions are fulfilled to the extent possible.

4.10

Entire Agreement. This Agreement (including the schedules and exhibits and other documents delivered by the Parties in connection herewith), the other Rollover Agreements and the Transaction Agreement contain the complete agreement between the Parties and their respective Affiliates with respect to the transactions contemplated hereby and supersede all prior agreements and understandings between the Parties and their respective Affiliates with respect to the subject matter hereof.

4.11	Survival. The representations and warranties and the covenants of the Parties contained in this Agreement shall survive the Closing.

4.12	Interpretation.

4.12.1

The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. All Exhibits hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive and have the meaning represented by the term “and/or”. All references to “dollars” or “$” shall refer to the lawful currency of the United States. Unless the context requires otherwise (i) any definition of or reference to any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or otherwise modified, including by succession of comparable successor statutes and references to the rules and regulations promulgated thereunder, (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns in accordance with the terms and conditions of this Agreement, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement. The word “Law” shall be deemed to be preceded by the word “applicable”. Any reference to “breach”, “default” or “violation” shall be deemed followed by the phrase “with or without notice or lapse of time or both” whether or not so specified. The word “within” with respect to a particular day or date shall mean a period ending at the end of such day or date. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

4.12.2

The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. The Parties hereby acknowledge and agree that: (a) the provisions of and limitations of remedies in this Agreement were specifically bargained for among the Parties and were taken into account by the parties in arriving at the amount of the Merger Consideration applicable to the Contributed EH Shares, and (b) the Parties have voluntarily agreed to define their rights, liabilities and obligations respecting the transactions contemplated hereby exclusively in contract pursuant to the express terms and provisions of this Agreement and the other Transaction Documents.

4.13

Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by electronic communication or otherwise) to the other Parties. Delivery of an executed counterpart of a signature page of this Agreement by electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

INVESTOR

[•]

By: [•]

By:
Name:
Title:

Notice:

c/o
[•]
Attention: [•]
Email: [•]

(with a copy to, which shall not constitute notice)

[•]
[•]

Attention: [•]
Email: [•]

[Signature Page to Rollover Agreement]

VISTRA OPERATIONS COMPANY, LLC

By: [•], its [•]

By:
Name:
Title:

EXHIBIT A

Definitions

“Contributed EH Shares” means, with respect to each Investor, such number of shares of Company Common Stock, that taken together with all other shares of Company Common Stock contributed (directly or indirectly) to JV Co pursuant to all other Rollover Agreements (collectively, the “Aggregate Rollover Shares”), each valued at the Per Share Aggregate Transaction Value, shall have an aggregate value that is equal to, and that does not exceed, the Aggregate Equity Consideration Value (and for purposes of determining the Contributed EH Shares, each Rollover Stockholder shall be deemed to contribute its pro rata share of the Aggregate Rollover Shares based on the relative number of shares of Company Common Stock owned by all Rollover Stockholders).

“EH Aggregator Interests” means a percentage of equity interests in EH Aggregator equal to the fraction (expressed as a percentage), the numerator of which is the Contributed EH Shares and the denominator of which is the aggregate number of shares of Company Common Stock contributed to EH Aggregator pursuant to all Rollover Agreements to which EH Aggregator is a party (including the Contributed EH Shares).

“EH Aggregator LLC Agreement” means the amended and restated limited liability company agreement in such form and substance as mutually agreed by the Investors and Parent and including (a) provisions restricting and permitting the Disposition (as defined in the JV Co LLC Agreement) of the equity interests in EH Aggregator substantially identical to the provisions restricting and permitting the Disposition of the JV Co equity interests in the JV Co LLC Agreement, (b) provisions regarding the use, disclosure and non-disclosure of confidential information of EH Aggregator and JV Co substantially identical to the provisions regarding the use, disclosure and non-disclosure of Confidential Information in the JV Co LLC Agreement, (c) provisions providing information rights to the owners of equity interests in EH Aggregator substantially identical to the provisions providing information rights to the owners of equity interests in JV Co in the JV Co LLC Agreement, (d) provisions requiring an EH Aggregator that is treated as a corporation for U.S. federal income tax purposes to remain a domestic corporation for U.S. federal income tax purposes, (e) provisions requiring EH Aggregator (and, if EH Aggregator is treated as a partnership for U.S. federal income tax purposes, any owner of an equity interest in EH Aggregator) not to become a Disqualified Person, (f) provisions restricting the amendment, restatement, modification, supplement, termination or waiver (including by way of merger or division) of the provisions described in this definition without the prior written consent of Parent, (g) third party beneficiary rights in favor of Parent to enforce the provisions described in this definition, and (h) provisions regarding using commercially reasonable efforts to cooperate in the marketing and Disposition of direct or indirect equity interests in EH Aggregator substantially identical to the provisions providing for such cooperation in the marketing and Disposition of JV Co Class B Units.

“Fraud” means, with respect to any Party, an actual and intentional misrepresentation in the making of a statement of fact in the express representations and warranties set forth in Section 2.1 (in the case of Parent) or in Section 3.1 (in the case of any Investor) or in any certificate delivered by such Party pursuant to this Agreement, with the intent to deceive the party to whom such representations and warranties were made, and which requires (i) a false representation of material fact; (ii) actual knowledge that such representation is false; (iii) an intention to induce the party to whom such representation is made to act or refrain from acting in reliance upon it; (iv) causing that party, in justifiable reliance upon such false representation and with ignorance with respect to the falsity of such representation, to take or refrain from taking action; and (v) causing such party to suffer damage by reason of such reliance; provided that, for purposes of clarification, “Fraud” does not include any claim based on constructive knowledge, reckless misrepresentation, equity fraud, constructive fraud or any similar theory.

“JV Co LLC Agreement” means the JV Co A&R LLC Agreement, as defined in the Transaction Agreement.

“JV Co Interests” means a number of JV Co Class B Units equal to (a) the total number of JV Co Class B Units to be issued pursuant to the transactions contemplated by all of the Rollover Agreements (which, for the avoidance of doubt, will represent all of the outstanding JV Co Class B Units (and 15% of all outstanding equity interests in JV Co) after giving effect to the transactions contemplated by the Rollover Agreements immediately prior to the Effective Time) multiplied by (b) a fraction, the numerator of which is the number of Contributed EH Shares contributed to JV Co by EH Aggregator pursuant to the Second Contribution and the denominator of which is the aggregate number of shares of Company Common Stock contributed to JV Co pursuant to all of the Rollover Agreements.

“Willful and Material Breach” means, with respect to any Party, a material breach by such Party of any covenant set forth in this Agreement that is caused by or results from an act or failure to act by such party with the intention that the taking of such act or failure to act would cause a material breach of a covenant set forth in this Agreement so as to prevent the conditions to the Rollover Closing set forth in Section 1.5.1 (in the case of a breach by any Investor) or Section 1.5.2 (in the case of a breach by Parent) from being satisfied.